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                                                            Exhibit 3.3


                          CERTIFICATE OF INCORPORATION

                                       of

                            THE P&L SUBSIDIARY, INC.


                            Under Section 402 of the
                            Business Corporation Law



         The undersigned, desiring to form a corporation under Section 402 of the Business Corporation Law of the State of New York, does hereby make, subscribe and acknowledge this certificate for that purpose as follows:

      FIRST: The name of the corporation is THE P&L SUBSIDIARY, INC.

      SECOND: The purposes for which it is formed are as follows:

      (a) To manufacture, buy, sell and in every way deal in chemicals and chemical material and products; and in paints, varnishes, lacquers and related products.

      (b) To purchase or otherwise acquire by issuance of its own shares or obligations or otherwise, to sell, pledge or otherwise dispose of, and generally to trade and deal in and with, investments, securities and obligations of every class and description, including, but not limited to all manner of shares, stocks, mortgages, bonds and notes of any person, firm, government or corporation, domestic or foreign, and to exercise any and all rights, powers and privileges of individual ownership of all such investments, securities and obligations, including the right, if any, to vote thereon, and to do any acts and things designed to protect or enhance the value thereof.

      (c) To own, operate, buy, sell and lease, and to engage in any and all kinds of manufacturing, mining, lumbering and /or mercantile businesses, and to manufacture, buy, lease, or otherwise acquire, and to hold, own and use, and to sell, lease, license, loan, pledge, or otherwise dispose of, and to deal in and with goods, wares, merchandise and personal property of every class and description.

      (d) To take, lease, purchase, acquire, and to own, use, hold, sell, convey, lease, exchange, encumber, improve, develop, mine, cultivate, and otherwise to utilize, trade in, deal with, turn to account and dispose of lands, buildings and/or other real property, and any and all interests and rights therein or connected therewith, and any and all furnishings, fixtures, equipment, appurtenances thereto and products thereof.



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      (e) To engage, as principals, and through duly licensed agents where such agents are required by law, in construction and electrical work of every kind and description; to make estimates for itself and others; to bid upon, enter into and carry out contracts and arrangements for the building and construction of works of any and every nature; and to do a general contracting business.

      (f) To erect, demolish, rebuild, enlarge, improve and alter houses, works, buildings, storerooms, factories, tenements, edifices and structures of every description and to furnish and fully equip the same; and, to the extent permitted to it by law, to install and maintain heating, plumbing and lighting apparatus and fixtures, and all other apparatus and fixtures which it may deem advisable.

      (g) To apply for, purchase or otherwise acquire, and to hold, own, use, operate, sell assign, license or otherwise dispose of copyrights, trademarks, patents, trade names, inventions and processes of any and every kind, and licenses of any and every character in respect thereto in the United States of America and elsewhere.

      (h) To purchase, or otherwise acquire, all or any part of the business, good will, rights, property and assets, and assume all or any part of the liabilities of any corporation, association, partnership or person engaged in any business included in any of the purposes and objects herein stated, and to issue in exchange therefor its stock, bonds or other evidences of indebtedness.

      (i) To act as agent, broker, representative, consignee and/or factor of others; to act as principal, commission merchant, broker, factor or agent with respect to any of the foregoing businesses.

      (j) To do everything necessary, suitable or proper for the accomplishment of any of the purposes or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms or individuals, and do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid businesses or powers, or any part thereof.

      The foregoing clauses shall be construed both as purposes and powers, in furtherance and not in limitation of the general powers conferred by the laws of the State of New York upon corporations organized under the provisions of the Business Corporation Law, and it is hereby expressly provided that the enumeration herein of specific purposes and powers shall not be held to limit or restrict in any way the general powers of the corporation, and that the corporation may do all and everything reasonably necessary for the accomplishment of any of the purposes or powers hereinbefore enumerated, either alone or in association with other corporations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors, or otherwise. Nothing herein contained shall be deemed to authorize or permit this corporation to carry on any business or exercise any power or do any act which a corporation organized under the provisions of the Business Corporation Law may not lawfully carry on or do.


                                        2

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      THIRD: The office of the corporation is to be located in the City of
Buffalo County of Eire, State of New York.

      FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) shares, all of which are to be without par value.

      FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is 75 Tonawanda Street, Buffalo, New York.

      SIXTH: The incorporator of this corporation is a natural person over the age of twenty-one years.

      IN WITNESS WHEREOF, the undersigned has made, subscribed and acknowledged this certificate this 27th day of November, 1967.



                                                --------------------------------
                                                ROBERT O. SWADOS
                                                70 Niagara Street
                                                Buffalo, New York  14202

                              CERTIFICATE OF MERGER

                                       OF

                        PIERCE & STEVENS SUBSIDIARY, INC.

                                      INTO

                             PIERCE & STEVENS CORP.


                            UNDER SECTION 905 OF THE

                        NEW YORK BUSINESS CORPORATION LAW



      Louis E. Stellato, being the Vice President and Secretary, and Richard A. Logenza, being the Assistant Secretary, of each of Pierce & Stevens Corp. and Pierce & Stevens Susidiary, Inc. hereby certify as follows:

      1. Pierce & Stevens Corp., a corporation incorporated in the State of New York on November 29, 1967 under the original name of The P&L Subsidiary, Inc. (the "Surviving Corporation"), owns all of the outstanding shares of capital stock of Pierce & Stevens Subsidiary, Inc., a corporation incorporated in the State of new York on December 28, 1955 under the original name of Pierce & Stevens, Inc. ("Subsidiary").

      2. As to Subsidiary, the designation and number of outstanding shares and the number of such shares owned by the Surviving Corporation is as follows:

                        Designation and Number          Number of Shares Owned
Name of Subsidiary      of Outstanding Shares           by Surviving Corporation
-------------------     ---------------------------     ------------------------
Pierce & Stevens        100 shares of Common stock,              100
  Subsidiary, Inc.      par value of $100.00 each


      3. The Surviving Corporation owns all of the outstanding shares of Subsidiary.

      4. The merger is permitted by the laws of the State of New York and is in compliance therewith.



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      5.    The merger shall be effective upon filing of this Certificate of
            Merger with the Department of State of the State of New York.

      6. The merger was approved by the Board of Directors of Surviving Corporation in accordance with the laws of the State of New York.


      IN WITNESS WHEREOF, this Certificate has been signed as of the 29th day of July, 1996 and the statements contained herein are affirmed as true under penalties of perjury.


                                 PIERCE & STEVENS CORP.


                                 By:
                                        -----------------------------------
                                 (Name:)
                                 (Title:)


                                 By:
                                        -----------------------------------
                                 (Name:)
                                 (Title:)


                                 PIERCE & STEVENS SUBSIDIARY, INC.


                                 By:
                                        -----------------------------------
                                 (Name:)
                                 (Title:)


                                 By:
                                        -----------------------------------
                                 (Name:)
                                 (Title:)


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                              CERTIFICATE OF MERGER

                                       OF

                         PIERCE & STEVENS MEDICAL CORP.

                                       AND

                            THE P&L SUBSIDIARY, INC.

                                      INTO

                            THE P&L SUBSIDIARY, INC.

                UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW


      We, the undersigned, being respectively the President and Secretary of PIERCE & STEVENS CHEMICAL CORP. and the President and Secretary of THE P&L SUBSIDIARY, INC., certify:

      1. The name of each constituent corporation is as follows: PIERCE & STEVENS CHEMICAL CORP. (incorporated under the name of Pierce & Stevens, Inc.) and THE P&L SUBSIDIARY, INC. The name of the surviving corporation is THE P&L SUBSIDIARY, INC.

      2. The number of outstanding shares of PIERCE & STEVENS CHEMICAL CORP. is 696,180 common shares of the par value of $2 per share. Each share of such $2 par value common stock entitles the holder thereof to one vote. The number of such shares outstanding is subject to change to the extent that outstanding employee stock options to purchase shares of PIERCE & STEVENS CHEMICAL CORP. may be exercised pursuant to their terms prior to the effective date of the merger.

      3. The number of outstanding shares of THE P&L SUBSIDIARY, INC. consists of 200 no par value shares. Each share of such no par value stock entitles the holder thereof to one vote. All of such shares are held by Pratt & Lambert, Inc., a New York corporation.

      4. Article FIRST of the Certificate of Incorporation of THE P&L SUBSIDIARY, INC. is hereby amended as of the effective date of the merger so as to change the name of said corporation, the surviving corporation, to PIERCE & STEVENS CHEMICAL CORP.



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      5. The Certificate of Incorporation of Pierce & Stevens, Inc. (by change of name PIERCE & STEVENS CHEMICAL CORP.) was filed, in the office of the Secretary of State on June 13, 1917 and the Certificate of Incorporation of THE P&L SUBSIDIARY, INC. was filed by the Department of State on November 29, 1967.

      6. The merger shall be effective on December 31, 1967.

      7. The plan of merger was adopted by the Boards of Directors of each constituent corporation and adopted and authorized at a special meeting of shareholders of PIERCE & STEVENS CHEMICAL CORP. by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon and without a meeting of shareholders of THE P&L SUBSIDIARY, INC. by the written consent of Pratt & Lambert, Inc., the holder of all outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF the undersigned have subscribed this certificate on behalf of each constituent corporation, in duplicate, this 14th day of December, 1967.


                                       -----------------------------------------
                                       B.F. Wilkinson, President
                                       The P&L Subsidiary, Inc.

                                       -----------------------------------------
                                       Robert O. Swados, Secretary
                                       The P&L Subsidiary, Inc.

                                       -----------------------------------------
                                       R.D. Stevens, Jr., President
                                       Pierce & Stevens Chemical Corp.

                                       -----------------------------------------
                                       Richard R. Miller, Secretary
                                       Pierce & Stevens Chemical Corp.


                                      - 2 -

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                                      - 3 -
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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PIERCE & STEVENS CHEMICAL CORP.

                Under Section 805 of the Business Corporation Law


      The undersigned, being respectively the President and Secretary of Pierce & Stevens Chemical Corp., hereby certify:

      1. The name of the corporation is Pierce & Stevens Chemical Corp. and the name under which it was formed is The P&L Subsidiary, Inc.

      2. Its Certificate of Incorporation was filed by the Department of State on November 29, 1967.

      3. Its Certificate of Incorporation is hereby amended to change the name of the corporation to Pierce & Stevens Corp. Paragraph 1 of the Certificate of Incorporation is hereby amended to read as follows:

                  "1.   The name of the corporation is Pierce & Stevens Corp."

      4. The foregoing amendment to the Certificate of Incorporation was authorized by unanimous written consent of the board of directors followed by written consent of the holder of all outstanding shares of the corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this certificate this 9th day of July, 1986, and we affirm the statements herein as true under penalties of perjury.


                              By:
                                    -----------------------------------------
                              (Name, Title)


                              By:
                                    -----------------------------------------
                              (Name, Title)